EXHIBIT 77 (C)

                 Matters Submitted to a Vote of Security Holders

Voting Results of the Matters Submitted to a Vote of the Pax World Balanced Fund
           Shareholders at the Pax World Balanced Fund Annual Meeting
                       of Shareholders held June 10, 2004.

              Quorum Needed: 50%; Outstanding Shares Voted: 54.596%

1. BOARD OF DIRECTORS: To elect nine members to the Board of Directors, each to hold office until the next Annual Meeting of the Shareholders of the Fund or until a successor shall have been chosen and shall have qualified.

---------------------------- ------------------------- -------------------------- -------------------------
     DIRECTOR/TRUSTEE                 % FOR                   % WITHHELD                   PASSED
---------------------------- ------------------------- -------------------------- -------------------------
Carl H. Doerge, Jr.                   97.306                     2.694                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Thomas W. Grant                       95.109                     4.891                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
James M. Large, Jr.                   96.817                     3.183                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Louis F. Laucirica                    97.342                     2.658                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Joy L. Liechty                        97.665                     2.335                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Laurence A. Shadek                    94.930                     5.070                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Sanford C. Sherman                    97.402                     2.598                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Nancy S. Taylor                       97.584                     2.416                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Esther J. Walls                       97.493                     2.507                      Yes
---------------------------- ------------------------- -------------------------- -------------------------

2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS: At the Meeting, the votes cast for, against and abstaining from voting with respect to the ratification of the selection of Ernst & Young LLP as Independent Public Accountants were as follows:

---------------------------- ------------------------- -------------------------- -------------------------
           % FOR                    % AGAINST                  % ABSTAIN                   PASSED
---------------------------- ------------------------- -------------------------- -------------------------
          95.587                      1.232                      3.181                      Yes
---------------------------- ------------------------- -------------------------- -------------------------

3. IN THEIR DISCRETION, ON ALL OTHER BUSINESS: At the Meeting, the votes cast for, against and abstaining from voting with respect to transact such other business as may properly come before such Meeting or any adjournment thereof:

---------------------------- ------------------------- ------------------------- --------------------------
           % FOR                    % AGAINST                 % ABSTAIN                   PASSED
---------------------------- ------------------------- ------------------------- --------------------------
          90.052                      3.828                     6.120                       Yes
---------------------------- ------------------------- ------------------------- --------------------------